EXHIBIT 99.1

CONTACT:

Gary A. Harmon

Chief Financial Officer

(706) 876-5851

gary.harmon@dixiegroup.com

THE DIXIE GROUP REPORTS FIRST QUARTER 2009 RESULTS

CHATTANOOGA, Tenn. (April 30, 2009) -- The Dixie Group, Inc. (NASDAQ:DXYN) today reported financial results for the first quarter ended March 28, 2009.  For the first quarter of 2009, the Company recorded $33,021,000 of unusual pre-tax costs as a result of impairment of goodwill, together with facility consolidation and severance expenses related to implementation of the Company's cost reduction plans.  Of these expenses, $31,406,000 were non-cash.

Including the unusual items, the Company reported a loss from continuing operations of $35,441,000, or $2.90 per diluted share, in the first quarter of 2009, compared with income from continuing operations of $82,000, or $0.01 per diluted share, for the first quarter of 2008.  Excluding the unusual items, the non-GAAP loss from continuing operations was $5,932,000, or $0.48 per diluted share, for the first quarter of 2009.  Sales for the first quarter of 2009 were $47,639,000, down 33% from $70,722,000 in the year-earlier quarter.

Commenting on the results, Daniel K. Frierson, chairman and chief executive officer, said, "Sales of residential and commercial carpet deteriorated significantly during the first quarter of this year – for both the carpet industry and our business.  We believe higher-end markets, where our business is concentrated, were affected more than the industry in general.  We lowered inventories by over 12% in the quarter, which improved our balance sheet, but reduced production below our sales levels.  Significantly lower production led to operating inefficiencies and higher unabsorbed fixed costs, which more than offset lower raw material and energy costs, and the effect of our cost reduction plans.  We have taken additional actions to further reduce costs in response to current business levels.

“Our plan to consolidate our carpet tufting operation in Eton, Georgia, into our tufting, dyeing and finishing plant in Atmore, Alabama, is now complete.  We reduced staffing an additional 13% in the first quarter, primarily in March, bringing our total employment down by 26% since the beginning of 2008.  During March, we also reduced the level of compensation for all of our exempt salaried associates.  The cost incurred to downsize our East Coast operations and reduce staff is now substantially behind us.  We began seeing some of the benefits from these actions in March of this year.  The full effect of these actions, additional staff reductions we have made, together with salary reductions, should have a positive impact on our results for the remainder of this year.

-MORE-

DXYN Reports First Quarter 2009 Results

April 30, 2009

“Following our evaluation of Fabrica’s business, we have concluded that our customers can best be served by consolidating our Santa Ana tufting plant into our Santa Ana dyeing, finishing, and distribution facility. This consolidation, expected to be completed by the fourth quarter of this year, will trim operations to better align with Fabrica’s business activity levels and reduce costs.  Expenses to complete our cost reduction plan are expected to be approximately $400 thousand, which should be recorded throughout the remainder of this year.

“Our plans are on track to reduce inventories and limit capital expenditures to roughly half of our depreciation and amortization expense.  Inventories were down 12% in the first quarter compared with the fourth quarter of 2008, and were down 20% compared with inventory levels at the end of the first quarter last year.  Capital expenditures were slightly over $1.0 million, or 29% of the first quarter’s depreciation and amortization.  Total debt was reduced $9.6 million during the first quarter of 2009, due to lower working capital and capital expenditures.  Our senior loan and security agreement does not have financial covenants, and we intend to continue positioning our business and balance sheet in response to the current economic downturn.

“The outlook for our business remains unclear.  Although sales in April are running significantly below prior-year levels, our business has shown seasonal improvement since January of this year.  April order entry levels in our residential and commercial markets continue to reflect this seasonal improvement.  We are cautiously optimistic that this trend will continue; however, the severe weakness in the U.S. economy and difficult credit conditions will likely have an impact on demand for residential and commercial carpet products throughout this year.  While we cannot predict how long the current economic downturn will last, or its impact on the markets we serve, we believe the changes we have made in our business position us to weather the current economic storm and benefit from improved conditions when they occur,” Frierson concluded.

The Company’s loss from discontinued operations was $116,000, or $0.01 per diluted share, for the first quarter of 2009, compared with a loss from discontinued operations of $69,000, or $0.01 per diluted share, for the first quarter of 2008.  Including discontinued operations, the Company reported a net loss of $35,557,000, or $2.91 per diluted share, for the first quarter of 2009 compared with net income of $13,000, or $0.00 per diluted share, for the first quarter of 2008.

A listen-only Internet simulcast and replay of Dixie's conference call may be accessed with appropriate software at the Company's web site or at www.earnings.com.  The simulcast will begin at approximately 11:00 a.m. Eastern Time on April 30, 2009.  A replay will be available approximately two hours later and will continue for approximately 30 days.  If Internet access is unavailable, a listen-only telephonic conference will be available by dialing (913) 312-0727 at least ten minutes before the appointed time. A seven-day telephonic replay will be available two hours after the call ends by dialing (719) 457-0820 and entering 9033847 when prompted for the access code.

The Dixie Group (www.thedixiegroup.com) is a leading marketer and manufacturer of carpet and rugs to higher-end residential and commercial customers through the Fabrica International, Masland Carpets and Dixie Home brands.

-MORE-

DXYN Reports First Quarter 2009 Results

April 30, 2009

THE DIXIE GROUP, INC.

Consolidated Condensed Statements of Operations

(unaudited; in thousands, except earnings per share)

	Three Months Ended
	March 28, 2009	March 29, 2008
NET SALES	$47,639	$70,722
Cost of sales	38,024	50,165

GROSS PROFIT	9,615	20,557
Selling and administrative expenses	15,618	18,943
Other operating income	(43)	(148)
Other operating expense	182	187
Facility consolidation and severance expenses	1,615	---
Impairment of goodwill	31,406	---

OPERATING INCOME (LOSS)	(39,163)	1,575

Interest expense	1,486	1,476
Other income	(305)	(61)
Other expense	20	8

Income (loss) from continuing operations before income taxes	(40,364)	152
Income tax provision (benefit)	(4,923)	70

Income (loss) from continuing operations	(35,441)	82
Loss from discontinued operations, net of tax	(116)	(69)

NET INCOME (LOSS)	$(35,557)	$13

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$(2.90)	$0.01
Discontinued operations	(0.01)	(0.01)

Net income (loss)	$(2.91)	$0.00

DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$(2.90)	$0.01
Discontinued operations	(0.01)	(0.01)

Net income (loss)	$(2.91)	$0.00

Weighted-average shares outstanding:
Basic	12,236	12,649
Diluted	12,236	12,768

-MORE-

THE DIXIE GROUP, INC.

Consolidated Condensed Balance Sheets

(in thousands)

	March 28, 2009	December 27, 2008
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$169	$113
Receivables, net	23,162	32,976
Inventories	65,888	75,167
Other	8,095	5,893
Total Current Assets	97,314	114,149

Net Property, Plant and Equipment	91,580	94,060
Goodwill	---	33,406
Other Assets	10,108	11,048
TOTAL ASSETS	$199,002	$252,663

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$24,979	$27,691
Current portion of long-term debt	8,864	8,832
Total Current Liabilities	33,843	36,523

Long-Term Debt
Senior indebtedness	59,294	68,549
Capital lease obligations	1,442	1,806
Convertible subordinated debentures	14,662	14,662
Deferred Income Taxes	6,130	10,713
Other Liabilities	11,502	12,822
Stockholders' Equity	72,129	107,588
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$199,002	$252,663

-MORE-

THE DIXIE GROUP, INC.

Reconciliation of Income (Loss) from Continuing Operations to Non-GAAP Income (Loss) from Continuing Operations

(unaudited; in thousands, except earnings per share)

Three Months Ended
March 28, 2009
Income (loss) from continuing operations	$(35,441)
Add: Goodwill impairment	28,414
Add: Facility consolidation and severance expenses	1,095
Non-GAAP income (loss) from continuing operations	(5,932)
Non-GAAP basic earnings (loss) from continuing operations per share	$(0.48)
Basic average shares outstanding	12,236

Non-GAAP diluted earnings (loss) from continuing operations per share	$(0.48)
Diluted average shares outstanding	12,236

The Company believes a review of both GAAP and the above non-GAAP measures is useful for itself and investors in order to evaluate the Company’s performance and for future planning and forecasting.

Statements in this news release, which relate to the future, are subject to risk factors and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Such factors include the levels of demand for the products produced by the Company.  Other factors that could affect the Company's results include, but are not limited to, raw material and transportation costs related to petroleum prices, the cost and availability of capital, and general economic and competitive conditions related to the Company's business. Issues related to the availability and price of energy may adversely affect the Company's operations.  Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

-END-